EXHIBIT 99.1

NOTICE TO CURRENT SHAREHOLDERS OF VEECO INSTRUMENTS INC.
REGARDING PROPOSED SETTLEMENT OF DERIVATIVE
LITIGATION, APPLICATION BY PLAINTIFFS FOR AWARD OF
ATTORNEYS’ FEES, COSTS AND EXPENSES AND HEARING THEREON

PLEASE READ THIS NOTICE CAREFULLY

SUMMARY

This Notice informs you of a proposed settlement of shareholder derivative claims against certain officers and directors of Veeco Instruments Inc. (the “Company” or “Veeco”).  The proposed settlement provides that the Company shall adopt certain corporate governance provisions.  The action captioned Edward J. Huneke, et al. v. Edward H. Braun, et al. Case No. 05 MD 1695 (the “Action”) is not a class action.  As such, no current Veeco shareholder will receive any direct compensation as a result of the proposed settlement of the Action.  No response to this Notice or other action by you is required unless you wish to be heard by the Court, in which case you must follow the procedures outlined below.

This Notice is also to inform you that a final settlement hearing will be held before Judge Colleen McMahon of the United States District Court for the Southern District of New York (the “Court”) on March 28, 2008 at 10:00 a.m. in Courtroom 21B at the United States Courthouse, 500 Pearl Street, New York, New York 10007 (or at such adjourned times, places and dates as the Court may direct without further notice) (the “Settlement Hearing”), to determine whether the proposed settlement (the “Settlement”) of the derivative claims alleged in the Action, as set forth in a Stipulation and Agreement of Settlement dated December 19, 2007 (the “Stipulation”) filed with the Court, should be approved as fair, reasonable, and adequate to Veeco and, if approved, to consider the Settling Parties’ fee and reimbursement of expenses agreement (the “Fee Award”).

BACKGROUND

Plaintiffs commenced the Action derivatively on behalf of nominal defendant Veeco against the Company’s current and/or former officers and/or directors.  Plaintiffs’ operative Complaint alleged, among other things, that defendants breached their fiduciary duties to Veeco by, inter alia:

1)                                      failing to remedy or disclose Veeco’s deficient internal accounting controls;

2)                                      failing to prevent Veeco from issuing false and misleading information to its stockholders and the investing public regarding Veeco’s financial results and internal accounting controls; and

3)                                      failing to remedy or prevent ongoing violations of the federal export laws.  Plaintiffs further asserted that these breaches of fiduciary duty caused the Company to suffer actual or threatened damages.

Defendants deny that they breached any duty to Veeco and assert that they acted in good faith and with reasonable business judgment.  The Court has not made any determination as to whether any Defendants breached their duties to Veeco or its stockholders.

After more than two years of intensive litigation, Plaintiffs, Defendants and their respective counsel, having considered the facts and circumstances underlying the claims asserted, the complexity of the issues, the discovery conducted to date, the risks and costs of further litigation and the relative strengths and weaknesses of the claims asserted, have concluded that the Settlement is in the best interest of the Company and its current shareholders.

Whether or not the Settlement is finally approved, the agreement to settle is not and may not be construed as, or deemed to be, an admission, concession or evidence of any liability, fault, wrongdoing or misconduct of any nature, or weakness or lack of merit of any claim or defense by any party.

THE PROPOSED DERIVATIVE SETTLEMENT

In connection with this filing, prosecution and settlement of the Action, the Board has agreed to adopt the corporate governance guidelines set forth in Appendix A.

The Settlement provides for complete settlement and discharge of any and all “Released Claims” against all of the Released Persons.  For purposes of the Settlement, “Released Claims” are defined as any and all claims, debts, demands, rights or causes of action or liabilities whatsoever by the Plaintiffs and “Current Veeco Stockholders” against any of the Released Persons, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known and Unknown Claims (as defined below), (i) that have been asserted in the Action against any of the Released Persons; (ii) that relate to the allegations set forth in the proposed Second Consolidated Amended Verified Shareholder Derivative Complaint, including but not limited to any claims relating to the granting, dating or modification of stock options issued by the Company to its officers and directors; (iii) that have been or could have been asserted in any forum by Current Veeco Stockholders on behalf of Veeco against any of the Released Persons which arise out of, relate in any way to or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Complaint or the proposed Second Consolidated Amended Verified Shareholder Derivative

Complaint; or (iv) that have been or could have been asserted in this or any other forum against any of the Released Persons which arise out of or relate in any way to the defense or settlement of the Action.  “Unknown Claims” means all Released Claims which any Plaintiff or Current Veeco Stockholder of Veeco does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons.  With respect to any and all Released Claims, upon entry of the Judgment, Plaintiffs and the Current Veeco Stockholders shall be deemed to have fully and forever waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  “Released Persons” means the Defendants, their present or former heirs, assigns, affiliates, trustees, administrators, estates, executors, successors, subsidiaries, general and limited partners, corporate parents, related companies, and their present and/or former officers, directors, shareholders, employees, agents, representatives, attorneys, accountants, auditors, experts, consultants, advisors, investment bankers and/or commercial bankers.  “Defendants” means the Individual Defendants Edward H. Braun, Peter J. Simone, Richard J. D’Amore, Joel A. Elftmann, Heinz K. Fridrich, Douglas A. Kingsley, Paul R. Low, Roger G. McDaniel, Irwin H. Pfister and Walter J. Scherr and nominal Defendant Veeco.

If the Settlement is approved, Plaintiffs will seek approval of a Fee Award in an amount not to exceed $515,000.  If approved by the Court, the Fee Award will be paid by Veeco’s insurer.  To date, Plaintiffs’ Counsel have not been paid any fee, nor have they been reimbursed for their substantial out-of-pocket expenses.  As such, the Fee Award would compensate Plaintiffs’ Counsel for litigating the Action on a fully-contingent basis.

THE SETTLEMENT HEARING

This Settlement is specifically contingent on the entry of a final order and judgment of the Court approving the Settlement and dismissing the Complaint with prejudice (“Judgment”).  Any Current Veeco Stockholder may, but is not required to, appear at the Settlement Hearing, in person or through counsel of choice, and show cause why the proposed Settlement should not be approved; why judgment dismissing and releasing the claims with prejudice pursuant to the Settlement should not be entered; or why Plaintiffs’ Counsel should not receive the Fee Award.  Any Current Veeco Stockholder who wishes to be heard at the Settlement Hearing must file with the Court a written request to be heard by the Court, along with a statement of all such person’s objections and all of the grounds and reasons therefor, any and all affidavits, memoranda of law or other papers or evidence which such person wishes the Court to consider, and a statement of whether such person intends to appear at the Settlement Hearing, together with the following:

1)                                      the name, address, and telephone number of the objector and of his, her or its counsel, if any;

2)                                      proof of current ownership and the date(s) of purchase(s) of Veeco stock in the form of a broker’s confirmation slip, statement of account or a notarized statement from the broker or other satisfactory proof of purchase or a satisfactory explanation in affidavit form as to why such proof is unavailable.

Such a request must be filed with the Court no later than March 18, 2008 at the following address:

United States District Court for the Southern District of New York United States Courthouse 500 Pearl Street New York, New York 10007

Copies shall be served by hand delivery or first class mail on each of the following:

Robert I. Harwood Harwood Feffer LLP 488 Madison Avenue New York, New York 10022

Counsel for Plaintiffs

John A. Herfort Robert F. Serio J. Ross Wallin Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, New York 10166-0193

Counsel for Defendants

Any shareholder who does not object in the manner provided for herein shall be deemed to have waived any and all objections and shall forever be barred, in these proceedings or in any other proceeding, including any appeal, from making any objection to, or otherwise challenging, the Settlement or any provision thereof, the Judgment dismissing the Action, the Fee Award or any other proceedings herein.

FURTHER INFORMATION

The foregoing description of the Action, the proceedings to be held, the terms of the Settlement, including the terms of the dismissal of the Action and proceedings and other matters described herein, does not purport to be all-inclusive.  Accordingly, you are referred to the pleadings and other documents, including the Stipulation, filed with the Court, all of which may be examined in person during regular business hours at the offices of the Clerk of the Court.

ALL INQUIRIES regarding this Notice, or the Action, or the proposed Settlement, should be addressed in writing to the following named attorneys for the Plaintiffs, at the following address:

Robert I. Harwood
Harwood Feffer LLP
488 Madison Avenue
New York, New York 10022

Counsel for Plaintiffs

PLEASE DO NOT CALL OR WRITE THE COURT FOR INFORMATION.

Dated: January 24, 2008	By Order of the District Court

APPENDIX A

VEECO INSTRUMENTS INC.

CORPORATE GOVERNANCE GUIDELINES

Adopted                 , 2008

The following Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of Veeco Instruments, Inc. (“Veeco” or the “Company”) to assist the Board in the exercise of its responsibilities.  These Guidelines are a statement of policy and are not intended to change or interpret any Federal or state law or regulation, including, but not limited to, Delaware General Corporation Law, or the Company’s certificate of incorporation or bylaws.  The Guidelines shall be subject to the periodic review of the Nominating and Governance Committee (the “Nominating Committee”) of the Board and to modification by the Board from time to time, as necessary.

Director Qualification Standards

The Nominating Committee shall evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, such as:

•                                          Unquestionable integrity and honesty,

•                                          The ability to exercise sound, mature and independent business judgment in the best interests of the Company and its shareholders as a whole,

•                                          A background and experience with technology, manufacturing, operations, finance or marketing or other fields which will complement the talents of the other Board members,

•                                          Willingness and capability to take the time to actively participate in Board and Committee meetings and related activities,

•                                          The ability to work professionally and effectively with other Board members and Company management,

•                                          Availability to remain on the Board long enough to make an effective contribution, and

•                                          The absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or relevant legal issues.

The Nominating Committee shall see that all necessary and appropriate inquiries are made into the backgrounds of such candidates.

The following standards shall also be applied in the selection of candidates for nomination:

1.                                       Independence.  At least two-thirds of the Board should consist of directors who are independent as defined in the Nasdaq listing rules.  At least annually, the Board shall make an affirmative determination with regard to the independence of each director who is not an employee of the Company.

2.                                       Other Board Service.  Service by a Veeco director on the Board of one or more other companies must be consistent with Veeco’s conflict of interest policies and the nature and time involved in such service shall be taken into account in evaluating the suitability of individual directors for nomination.

3.                                       Retirement Age.  In general, the Board believes that 75 is an appropriate retirement age for outside Directors and will not nominate directors for re-election who are beyond 75 years of age.

4.                                       Change in Principal Occupation.  If an individual director changes his or her principal employment from what it was when elected to the Board or undergoes a change affecting their qualifications as a Director as described above, then that director shall tender a letter of resignation.  When a resignation is tendered under these circumstances, the Nominating Committee will inform the Board as to whether or not it recommends the acceptance of the resignation.

Ethics and Conflicts of Interest

Directors must meet the highest levels of honesty, integrity, and objectivity, and comply with all relevant laws, governmental regulations, and the Veeco Code of Business Conduct as it applies to them.  They must be alert to any actual, apparent or potential conflict of interest, as well as any other situation or activity that would compromise their ability to carry out their duties ethically and objectively.  If an actual, apparent or potential conflict of interest arises for a director, that director will promptly inform the Chairman and either the Lead Director or Chairman of the Nominating Committee, who will bring the matter before the Board to resolve on a case-by-case basis.  Directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests, and may rely upon the advice of the Veeco Secretary or General Counsel in deciding whether or not recusal is necessary or appropriate.  If a significant conflict exists and cannot be resolved, the director should resign.

Directors’ Time Commitment and Availability

Directors are expected to regularly attend Board meetings and meetings of the committees on which they serve and to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.  They are expected to review all materials distributed to them in advance of the meetings and to spend the time necessary to prepare for meetings.  Directors must be contactable by the Chairman and the Secretary on short notice and be available for special meetings of the Board when necessary.

Board members should strive to attend annually at least seventy-five percent (75%) of the meetings of the Board and any committees on which they serve.  Meeting attendance shall be a factor considered by the Board in deciding whether to nominate such director for re-election.

Board Agenda and Information

The Chairman of the Board and the Chief Executive Officer (“CEO”), taking into account suggestions from other members of the Board, will set the agenda for each Board meeting.  The committee chairs will set the agenda for each committee meeting.  The Secretary or other corporate officer working with such committee will distribute this agenda, together with appropriate information for consideration in connection with the agenda topics, to each director or committee member in advance of the meeting.  In addition, there should be an annual cycle of agenda items which evolves from year to year, such as presentations from Finance, Sales and Marketing and the major business segments and operations of the Company, as well as a session on the Company’s long-term strategic plan.  Sensitive subject matters do not necessarily require written materials.

Board and Committee Access to Management and Advisors

The Board and its Committees are free to retain independent legal, financial or other advisors, as the Board or such Committee deems necessary.  In addition, the Board and its Committees have full and free access to officers and employees of the Company.  Board members shall use sound business judgment to ensure such contact is not distracting.  The Board shall also encourage senior management, from time to time, to bring employees into Board meetings who: (a) provide insight concerning items being discussed due to personal involvement in these areas; (b) represent substantive and operational aspects of the Company’s business; and (c) expose the Board to employees with future potential to ensure that adequate plans are in place for management succession within the Company.  For purposes of preparing the agenda for Board and Committee meetings, the Chairman and Committee Chairs regularly solicit suggestions from the Directors for presentations by executive officers and other senior managers at Board and Committee meetings.  Any additional meetings or contacts that a director wishes to initiate may be arranged through the Chairman, the Secretary or any Committee Chair.

Director Compensation

The Compensation Committee shall consider various factors in determining the form and amount of director compensation to recommend to the Board, including alignment of incentives with the interests of the Company and its shareholders, the maintenance of the independence of a majority of members of the Board, consideration of the work load, time commitment and responsibilities involved in Board and Committee meeting participation, and comparison with the compensation practices of comparable companies.  No inside director is to receive compensation, other than reimbursement for out-of-pocket expenses or traveling expenses, for his or her service on the Board or any of its committees.  The Company is not permitted to make personal loans to, or to extend any credit in the form of a personal loan to, any director or executive officer, unless the primary purpose of the loan, from the perspective of the Company, is to advance the business of the Company.

Director Orientation and Continuing Education

Each new director shall be given an introduction to the Board’s duties and practices, as well as to Veeco’s businesses and operations, its financial strategies, its controls and compliance systems and its compensation and benefits plans, within six months of joining the Board.  The full Board shall participate in periodic reviews of the Company’s businesses.  The Board and its Committees shall also receive updates on evolving corporate governance standards and relevant best practices, as appropriate.  In addition, the Company will encourage directors to attend director education programs and will reimburse directors for the cost of attending such programs pursuant to the separate Director Education Policy adopted by the Board.

Executive Sessions of the Independent Directors

The Company shall have a Lead Director who shall be one of the independent directors.  The independent directors shall meet in executive session (without management) at regular quarterly Board meetings and as requested by a director.  The Lead Director shall preside over such sessions.

Succession Planning

The Board is responsible for assuring that the Company has sufficient strength in management to achieve its short- and long-term goals.  As part of the annual officer evaluation process, the Compensation Committee shall work with the CEO to plan for CEO and other key officer succession, as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence.  In particular, the CEO shall provide an assessment of senior managers and their potential to succeed him and/or other senior key officers.  The results of these reviews shall be reported to and discussed with the Board.

Performance Evaluation of the Board

The Board shall periodically (not less than every other year) conduct a critical self-evaluation of the Board as a whole.  The Nominating Committee shall be responsible for establishing the evaluation criteria and overseeing the implementation of the process for such evaluation.  In addition, each committee shall conduct periodic reviews of its contribution to the Company.

Assignment and Rotation of Committee Members

The Nominating Committee shall be responsible, after consultation with the Chairman and the Lead Director, for making recommendations to the Board with respect to the assignment of Board members to various committees.  After reviewing the Nominating Committee’s recommendations, the Board shall appoint the members to the committees and, if applicable, respective chairs thereof, on a periodic basis.  The Chair, the Lead Director and the Nominating Committee shall periodically review committee assignments and shall consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

Periodic Review Of Committee Charters and Guidelines

Each Board committee shall review its charter at least once every three years and recommend to the Board any changes it deems necessary.  In addition to its charter, the Nominating Committee shall review these Guidelines on the basis of the periodic Board evaluation and discussion, as well as developments in law, listing standards, and governance best practices, and recommend any appropriate changes to the Board for its consideration.

Internal Controls

The Company shall maintain the position of internal auditor, which may be staffed by a Company employee and/or an independent contractor or consultant, to manage and/or perform the Company’s internal audit function.  Such manager of internal audit shall meet with the Chief Financial Officer (“CFO”) and Audit Committee at least four times per year.  The Company shall maintain the position of Chief Accounting Officer, who shall report directly to the CFO and the Audit Committee.

Integrity of Executive Hires in Financial or Oversight Capacity

The Company shall not hire anyone to its internal audit, finance or treasury departments at the executive level or above who has been employed by the Company’s auditors for any portion of the three (3) years preceding the date of hire.

Stock Option Award “Best Practices”

The Company shall generally observe the following “best practices” regarding stock option awards:

•                                          Annual grants will be made at a regularly scheduled meeting of the Compensation Committee to be held in the two month period following the annual shareholder meeting and during a trading window.  A Board meeting to approve the annual grant to the CEO will be held on the same date as the meeting of the Compensation Committee or as soon thereafter as practicable (but in no event later than the effective time of the grant).

•                                          Interim grants (for new hires, promotions and special recognition) will be made at regularly scheduled or special meetings of the Compensation Committee.

•                                          Unless otherwise approved by the Compensation Committee, awards will conform to grant guidelines approved by the Compensation Committee from time to time.  Any proposed award that exceeds the guidelines will be highlighted for the Compensation Committee.

•                                          The Compensation Committee will approve a schedule setting forth each award on an individual-by-individual basis.

•                                          In general, awards will be effective on the date approved by the Compensation Committee or, in the case of awards to the CEO, the Board.  In most cases, the date of the Committee or Board approval will be the grant date, on which the fair market value of the award will be based.  In the case of promotions, new hires or special recognition, however, the Committee may designate a future date for the award to coincide with the date of such promotion, hire or special recognition event.  In no event will the effective date of a new hire award precede the employee’s start date with the Company.

Chief Compliance Officer

The Company shall designate a Chief Compliance Officer.  The Chief Compliance Officer shall assist senior management in fostering a culture integrating compliance and ethics into business processes and practices.  The duties of the Chief Compliance Officer shall include, without limitation:

•                                          meeting periodically with rank-and-file employees as well as the CFO and, if appropriate, members of the Board;

•                                          overseeing the implementation and administration of, and monitoring the effectiveness of, the Company’s Code of Business Conduct;

•                                          providing periodic reports to the Audit Committee as he/she deems appropriate; and

•                                          promptly reporting to the Audit Committee, either directly or through its Chairman, any allegations of non-compliance with the Code of Business Conduct by any executive officer and any allegations relating to potential financial fraud by any executive officer.

The Audit Committee

The duties of the Audit Committee shall include, without limitation:

•                                          executive sessions with internal audit;

•                                          independent external auditor retention and review of the external auditor’s recommendations with respect to financial management (to be a routine item on the Audit Committee’s agenda for each of its quarterly meetings); and

•                                          minimum of four regularly scheduled meetings to review annual and interim financial statements and disclosures as well as related independent auditor attestations/certifications/reports.

Material Acquisitions

The Board shall review any acquisition by the Company where the aggregate consideration to be paid by the Company equals or exceeds $50 million.

Disclosure of Changes in Governance Practices

The Company shall make a copy of these Guidelines, and any future versions, available on its website.  In addition, the Company’s annual proxy statement will discuss any material changes in these Corporate Governance Guidelines adopted within the past year.